UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2016

AMICUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33497	71-0869350
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Cedar Brook Drive, Cranbury, NJ	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 662-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

On March 10, 2016, Amicus Therapeutics, Inc. (the “Company”), pursuant to a letter agreement (the “Agreement”), agreed to provide Jay Barth, M.D., Chief Medical Officer, a retention bonus of $200,000. The Company will pay the retention bonus in a single lump sum payment, subject to applicable tax withholding, in the Company’s March 25, 2016 payroll.

Pursuant to the terms of the Agreement, Mr. Barth will be required to repay to the Company (a) the full amount of the retention bonus if, within twelve months of having received the retention bonus, he voluntarily leaves the Company or the Company terminates his employment for cause (as defined in that certain Employment Agreement dated April 23, 2014, between the Company and Jay Barth, M.D. (the “Employment Agreement”)), and (b) one-half of the retention bonus if, within twelve to twenty-four months after having received the retention bonus, he voluntarily leaves the Company or the Company terminates his employment for cause (as defined in the Employment Agreement). In the event Mr. Barth is required to make a repayment to the Company pursuant to subsection (b) above, the Company will offset the applicable repayment amount from any amounts owed to Mr. Barth, to the extent permitted by applicable law.

The foregoing description of the Agreement is qualified in its entirety by reference to its terms, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference. The Employment Agreement was included as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2014, filed with the Securities and Exchange Commission on May 5, 2014.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits: The Exhibit Index annexed hereto is incorporated herein by reference.

Exhibit No.	Description
10.1	Retention Bonus Letter, dated March 10, 2016, by and between Amicus Therapeutics, Inc. and Jay Barth, M.D.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: March 15, 2016	By:	/s/ ELLEN S. ROSENBERG
	Name:	Ellen S. Rosenberg
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Bonus Letter, dated March 10, 2016, by and between Amicus Therapeutics, Inc. and Jay Barth, M.D.